Exhibit 99.1

Event Notice
Dated June 23, 2025

Issuer:	SLM Student Loan Trust 2006-7

Depositor:	Navient Funding, LLC

Notes to which
this Event Notice relates:	$32,700,000 Auction Rate Class A-6B Notes (the “Class A-6B Notes”)
$32,700,000 Auction Rate Class A-6C Notes (the “Class A-6C Notes”)

CUSIP Numbers:	Class A-6B Notes:	78443GAG0
	Class A-6C Notes:	78443GAH8

Event Reported:	Buy Rates to be Bid by an affiliate of the Depositor in Future Auctions

Buy Rates to be Bid by an affiliate of the Depositor in Future Auctions

The previous auctions for the Class A-6B Notes have resulted in the Depositor’s affiliate holding $32,700,000 of the Class A-6B Notes, representing all of the issued and outstanding Class A-6B Notes.  For the auction for the Class A-6B Notes occurring on June 25, 2025, the Depositor’s affiliate plans to submit a Hold Order for the Class A-6B Notes it currently holds.

For the auction for the Class A-6C Notes occurring on June 27, 2025, an affiliate of the Depositor intends to submit buy bids for all outstanding Notes that it does not currently hold of the Class A-6C Notes at a rate equal to SOFR + 1.50% per annum.

The previous auctions for the Class A-6C Notes have resulted in the Depositor’s affiliate holding $32,650,000 of the Class A-6C Notes.  The Depositor’s affiliate plans to submit a Hold Order for the Class A-6C Notes it currently holds.

Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Issuer’s indenture, dated as of August 1, 2006.

The information contained in this Event Notice has been submitted by the Depositor to report certain events and future plans of an affiliate of the Depositor with respect to the Notes. Nothing contained in this Event Notice is, or should be construed as, a representation by the Depositor that the information included in this Event Notice constitutes all of the information that may be material to a decision to invest in, hold or dispose of any of the securities listed above, or any other securities of the Issuer.

For additional information, contact:
Mai Le-Cao
Navient Solutions, LLC
Managing Dir, Treasury Operations
13865 Sunrise Valley Drive
Herndon, VA 20171
Phone: 703-984-6736
Email: Mai.Le-Cao@navient.com